UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2014

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on August 21, 2014, the Company’s stockholders (i) elected Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the Company’s 2015 Annual Meeting of Stockholders; and (ii) ratified the appointment by the Board of Directors of independent registered public accounting firm McGladrey LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2014.

The following summarizes the voting results on each of the proposals considered at the Annual Meeting:

	Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Directors:
Gary S. Winemaster	8,278,671	—	51,306	1,202,264	703,532
Kenneth W. Landini	8,130,792	—	137,560	1,263,889	703,532
H. Samuel Greenawalt	9,494,753	—	24,808	12,680	703,532
Jay J. Hansen	9,496,032	—	23,528	12,681	703,532
Mary E. Vogt	9,495,111	—	24,649	12,481	703,532
Ratification of the Appointment of McGladrey LLP	10,219,416	—	14,223	2,134	0

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer

Dated: August 25, 2014